                                                                     EXHIBIT 4.4

                 [FORM OF FACE OF EXCHANGE FIXED RATE SECURITY]

No.                                                                  $[        ]

                    9-1/2% Senior Subordinated Note due 2008

                                                              CUSIP No.

          MJD COMMUNICATIONS, INC., a Delaware corporation, promises to pay
to             , or registered assigns, on May 1, 1998, the principal sum as set forth on the Schedule of Increases and Decreases annexed hereto.

          Interest Payment Dates: May 1 and November 1.

          Record Dates:  April 15 and October 15.

          Additional provisions of this Security are set forth on the other side of this Security.


          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


Dated:

                                       MJD COMMUNICATIONS, INC.

                                         by
                                            ----------------------
                                            Name:
                                            Title:

                                         by
                                            ----------------------
                                            Name:
                                            Title:

[CORPORATE SEAL]


TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

UNITED STATES TRUST COMPANY OF NEW YORK,

     as Trustee, certifies
     that this is one of
     the Securities referred
     to in the Indenture.


By:
   -------------------------
     Authorized Signatory



----------------------

*/ If the Security is to be issued in global form, add the Global Securities
-
Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

             [FORM OF REVERSE SIDE OF EXCHANGE FIXED RATE SECURITY]

                    9-1/2% Senior Subordinated Note due 2008


1.   Interest
     --------

          MJD Communications, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on May 1 and November 1 of each year commencing
November 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 5, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

2.   Method of Payment
     -----------------

          The Company will pay interest on the Securities to the Persons who are registered holders of Securities at the close of business on the April 15 or October 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Defaulted interest will be paid in the manner set forth in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company.

The Company will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on
                                           --------  -------
the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar
     --------------------------

          Initially, United States Trust Company of New York (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture
     ---------

          The Company issued the Securities under an Indenture dated as of
May 5, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S)
                                                              ------
77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

          The Securities are senior subordinated, unsecured obligations of the Company limited to $300,000,000 aggregate principal amount at any one time outstanding (subject to Sections 2.01 and 2.08 of the Indenture). This Security is one of the Exchange Fixed Rate Notes referred to in the Indenture, [and is one of the Original Fixed Rate Securities issued in an aggregate principal amount of $125,000,000. The Securities include the Original Fixed Rate Securities, the Original Floating Rate Securities, up to an aggregate principal amount of $100,000,000 additional Initial Securities issued under the Indenture and any Exchange Securities issued in Exchange for the Initial Securities.] [and is one of the additional Exchange Fixed Rate Notes, which along with any additional Exchange Floating Rate Notes, may be issued in an aggregate principal amount of up to $100,000,000. The Securities include additional Initial Securities, the Original Securities in an aggregate principal amount of $200,000,000 previously issued and any of such Exchange Securities issued in exchange for Initial Securities.] The Original Securities, the additional Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture, without regard (subject to certain exceptions set forth in the Indenture) to whether such Securities are Fixed Rate Securities or Floating Rate Securities. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, make Asset Sales and enter into lines of business other than the Telecommunications Business. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company.

5.   Optional Redemption
     -------------------

          Except as set forth below, the Securities may not be redeemed prior to May 1, 2003. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after May 1 of the years set forth below:

                                                                 Redemption
Period                                                              Price
------                                                              -----

2003........................................................      104.750%
2004........................................................      103.167%
2005........................................................      101.583%
2006 and thereafter.........................................      100.000%

          Notwithstanding the foregoing, on or prior to May 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of all Fixed Rate Securities issued, at a redemption price of 109.5% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) with the net proceeds of an Equity Sale, provided
                                                                    --------
that at least 65% of the aggregate principal amount of the Original Fixed Rate Securities remain outstanding after the occurrence of such redemption and provided, further, that such redemption shall be made within 75 days of such
-----------------
Equity Sale and shall occur not later than 60 days after the date of the closing of any such Equity Sale upon not less than 30 nor more than 60 days' notice.

6.   Sinking Fund
     ------------

          The Securities are not subject to any sinking fund.

7.   Notice of Redemption
     --------------------

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.   Subordination
     -------------

          The Securities are subordinated to Senior Debt of the Company. To the extent provided in the Indenture, Senior Debt of the Company must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.   Repurchase of Securities at the Option of Holders upon Change of Control or
     ---------------------------------------------------------------------------
     Failure to Consummate the Acquisition of Ellensburg
     ---------------------------------------------------

          Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

          If the Company's acquisition of Ellensburg Telephone Company is not consummated within 10 days after the Issue Date (or such longer period as is permitted by certain lenders specified in the Indenture, but in no case longer than 120 days from the Issue Date) (the "Cut-off Date"), each Holder of the Original Securities shall have the right to require the Company to repurchase a portion of such Holder's Original Securities pursuant to the terms, and in the amounts, set forth in the Indenture at a purchase price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

10.  Denominations; Transfer; Exchange
     ---------------------------------

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

11.  Persons Deemed Owners
     ---------------------

          The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money
     ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  Discharge and Defeasance
     ------------------------

          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.  Amendment, Waiver
     -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and
(ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities (such majority, in the case of both (i) and (ii), to be determined with the Holders of the Fixed Rate Securities and the Holders of the Floating Rate Securities voting together as a single class on all matters). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency;
(ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;
(iv) to make certain changes in the subordination provisions; (v) to add Guarantees with respect to the Securities; (vi) to secure the Securities;
(vii) to add additional covenants or to surrender rights and powers conferred on the Company; (viii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (ix) to make any change that does not adversely affect the rights of any Securityholder.

15.  Defaults and Remedies
     ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding (to be determined with all Fixed Rate Securities and all Floating Rate Securities voting together as a single class), subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

          Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding (to be determined with all Fixed Rate Securities and all Floating Rate Securities voting together as a single class) may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding (to be determined with all Fixed Rate Securities and all Floating Rate Securities voting together as a single class), by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

16.  Trustee Dealings with the Company
     ---------------------------------

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may other wise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others
     --------------------------

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication
     --------------

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  Governing Law
     -------------

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.  CUSIP Numbers
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                             agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.



--------------------------------------------------------------------------------

Date:                    Your Signature:
      ------------------                 ---------------------------------------


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.07, 4.14 or 4.15 of the Indenture, check the box:
                                      [_]


          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07, 4.14 or 4.15 of the Indenture, state the amount:
$


Date: __________________ Your Signature: _______________________________________
                         (Sign exactly as your name appears on the other side of the Security)


Signature Guarantee:____________________________________________________________
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.